EXHIBIT 10.17

July 18, 2005


Mr. Michael J. Gallen
31 South Sterley Street
Shillington, PA 19607

Dear Mr. Gallen:

The purpose of this letter agreement (hereinafter referred to as "Letter Agreement") is to confirm your employment with Lakeland Industries, Inc. (hereinafter referred to as the "Company") on the following terms and conditions:

1.  THE PARTIES
    -----------

This is an agreement between Michael J. Gallen (hereinafter referred to as "you") and the Company, a Delaware corporation with principal place of business located at 701-7 Koehler Avenue, Ronkonkoma, NY 11779-7410.

2.  CONTINGENCY
    -----------

Your duties and obligations under this Letter Agreement and the duties and obligations of the Company under this Letter Agreement are subject to and contingent upon closing occurring under the Asset Purchase Agreement dated July 18, 2005 (hereinafter referred to as "Asset Purchase Agreement").

3.  TERM; RENEWAL
    -------------

The term (hereinafter referred to as "Term") of this Letter Agreement shall be for the five (5) year period from August 1, 2005, through and including July 31, 2010, unless otherwise specified in the Asset Purchase Agreement or this Letter Agreement. Each term used in this Letter Agreement without definition which is defined in the Asset Purchase Agreement shall have the meaning ascribed to it in the Asset Purchase Agreement.

4.  CAPACITY
    --------

You shall be employed as and have the title of President of Mifflin Valley, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and such other title or titles as may from time to time be determined by the Board of Directors of the Company.

In your capacity as President of Mifflin Valley, Inc., you shall have such authority and status as are customary to such position and shall not be required to accept or perform

July 18, 2005
Page 2 of 8


any duties or obligations which are inconsistent with an executive position of this nature or which are contrary to applicable law.

You shall devote reasonable time and attention and best efforts to the faithful and diligent performance of your duties to the Company and shall serve and further the best interests and enhance the reputation of the Company to the best of your ability; provided, however, that nothing contained in this Letter Agreement or otherwise shall be interpreted to preclude you from any activities, including but not limited to the sale of gifts and novelties, which do not interfere with the performance of your duties and obligations to the Company or otherwise violate the provisions of this Letter Agreement.

5.  MONETARY COMPENSATION
    ---------------------

As full monetary compensation for your services to the Company pursuant to this Letter Agreement, throughout the Term you shall receive the following from the
Company:

    a.  An annual bonus (hereinafter referred to as "Base Salary") as follows:

        i.   August 1, 2005 through July 31, 2006 - $125,000.00;

        ii.  August 1, 2006 through July 31, 2007 - $129,375.00;

        iii. August 1, 2007 through July 31, 2008 - $133,900.00;

        iv.  August 1, 2008 through July 31, 2009 - $138,600.00;

        v.   August 1, 2009 through July 31, 2010 - $143,400.00.

    b.  An annual bonus (hereinafter referred to as "Annual Bonus") as follows:

        i. For the fiscal year of the Company ended January 31, 2006:

           (1) a $7,500.00 bonus if for the fiscal year ended January 31, 2006, pre-tax margins in the businesses under your control exceed 5% and reasonable sales forecasts are met;

           (2) a $12,500.00 bonus if for the fiscal year ended January 31, 2006, pre-tax margins in the businesses under your control exceed 7% and reasonable sales forecasts are met;

           (3) a $25,000.00 bonus if for the fiscal year ended January 31, 2006, pre-tax margins in the businesses under your control exceed 10% and reasonable sales forecasts are met.

      and an additional bonus equal to:

July 18, 2005
Page 3 of 8


           (a) a $7,500.00 bonus if for the fiscal year ended January 31, 2006, pre-tax profits in the businesses under your control exceed $150,000.00 and reasonable sales forecasts are met;

           (b) a $12,500.00 bonus if for the fiscal year ended January 31, 2006, pre-tax profits in the businesses under your control exceed $225,000.00 and reasonable sales forecasts are met;

           (c) a $25,000.00 bonus if for the fiscal year ended January 31, 2006, pre-tax profits in the businesses under your control exceed $300,000.00 and reasonable sales forecasts are met.

      ii. For each fiscal year of the Company subsequent to the fiscal year ended January 31, 2006:

           (1) a $7,500.00 bonus if for the applicable fiscal year, pre-tax margins in the businesses under your control exceed 7% and reasonable sales forecasts are met;

           (2) a $12,500.00 bonus if for the applicable fiscal year, pre-tax margins in the businesses under your control exceed 10% and reasonable sales forecast are met;

           (3) a $25,000.00 bonus if for the applicable fiscal year, pre-tax margins in the businesses under your control exceed 15% and reasonable sales forecasts are met.

           and a further bonus equal to:

           (a) a $7,500.00 bonus if for the applicable fiscal year, pre-tax profits in the businesses under your control exceed $200,000.00 and reasonable sales forecasts are met;

           (b) a $12,500.00 bonus if for the applicable fiscal year, pre-tax profits in the businesses under your control exceed $275,000.00 and reasonable sales forecasts are met;

           (c) a $25,000.00 bonus if for the applicable fiscal year, pre-tax profits in the businesses under your control exceed $450,000.00 and reasonable sales forecasts are met.

    c. Your Annual Bonus shall be paid as soon as practicable after the determination of the amount thereof in accordance with the provisions of
        Section 5.b. of this Letter Agreement.

July 18, 2005
Page 4 of 8


    d. Notwithstanding anything to the contrary, your Annual Bonus shall be equitably pro rated for any fiscal year in which you are not employed by the Company for the entire fiscal year.

    e. All calculations, computations and determinations made with respect to each Annual Bonus shall be made in good faith by the Company in a reasonable manner consistent with past practice.

6.  NO RELOCATION OR UNREASONABLE TRAVEL
    ------------------------------------

In no event shall you be required by the Company: (a) to relocate your residence, (b) to commute more than twenty-five (25) miles daily, or (c) to unreasonably travel.

7.  BENEFITS
    --------

Throughout the Term, you shall also be (a) entitled to participate in such retirement, profit sharing, insurance, medical, dental, health, fringe benefit and incentive plans as are available to and in a manner consistent with other executives of the Company, and (b) entitled to vacation and holidays in accordance with the Company's personnel policies for its executives. All of the foregoing are hereinafter collectively referred to as "Benefits".

8.  NON-COMPETITION
    ---------------

In consideration of the fact that the Company through a subsidiary corporation has purchased all the assets of Mifflin Valley, Inc., (hereinafter referred to as "MVI-PA") a Pennsylvania corporation, and assumed all of MVI-PA's debts, obligations and liabilities, and pursuant to a Lease Agreement ("Lease Agreement") dated July 18, 2005, leased the building located at 31 South Sterley Street, Shillington, Pennsylvania which is owned by you for a period of five (5) years, during the Term of this Letter Agreement you shall not, either directly or indirectly, as an agent, employee, partner, stockholder, director, investor, or otherwise engage in any activities in competition with the activities of the Company. You shall also abide by the Code of Ethics Agreement and other Corporate Governance Rules attached hereto and made a part hereof. You shall disclose to the Company all business relationships you presently have or contemplate entering into or enter into in the future that might affect your ability to work full time or perform any and all of your responsibilities or affect your loyalties to Lakeland. Notwithstanding anything to the contrary, in the event of any material breach, violation or default by the Company or Mifflin Valley, Inc., a Delaware corporation, of the provisions of the Asset Purchase Agreement, or the Company of the provisions of this Employment Letter Agreement, or the Company of the provisions of the Lease Agreement, you shall be released and relieved of any and all duties and obligations arising pursuant to this
Section 8 and the duties and obligations arising pursuant to Section 11 of the Asset Purchase Agreement.

July 18, 2005
Page 5 of 8


9.  CONFIDENTIALITY
    ---------------

Except as required in your duties to the Company you shall not at any time during your employment and for a period of five (5) years thereafter directly or indirectly use or disclose any confidential information relating to the Company or its business which is disclosed to you or known by you as a consequence of or through your employment by the Company and which is not otherwise generally obtainable by the public at large.

10. TERMINATION
    -----------

You or the Company may terminate your employment prior to the end of the Term for any reason upon written notice to the other party in accordance with the following provisions:

    (a) Death. Your employment shall terminate on the date of your death. Your Base Salary (as in effect on the date of death) shall continue through the last day of the month in which your death occurs. Payment of your Base Salary shall be made to your estate or your beneficiary as designated in writing to the Company. Your estate or designated beneficiaries as applicable shall also receive a pro-rata portion of the Annual Bonus, if any, determined for the fiscal year up to and including the date of death which shall be determined in good faith by the Compensation Committee of the Board of Directors. Your beneficiaries shall also be entitled to all other benefits generally paid by the Company on an employee's death.

    (b) Disability. Your employment shall terminate if you become totally disabled. You shall be deemed to be totally disabled if you are unable, for any reason, to perform any of your duties to the Company for a period of ninety consecutive days, or for periods aggregating one hundred twenty (120) days in any period of one hundred eighty (180) consecutive days. Your Base Salary (as in effect on the date you become totally disabled) shall be paid through the date you become totally disabled. You shall also receive a pro rata portion of the Annual Bonus, if any, determined for the fiscal year up to and including the date of your disability which shall be determined in good faith by the Compensation Committee of the Board of Directors.

    (c) Termination By You. You shall have the right to terminate the employment relationship established pursuant to this Letter Agreement at any time during the Term for any or no reason by giving the Company at least forty-five (45) days prior written notice ("Termination Notice") thereof, which Termination Notice shall set forth the date ("Employment Termination Date") of the employment relationship established pursuant to this Letter Agreement. In the event that you elect to terminate the employment relationship as set forth in this Section 10(c):

July 18, 2005
Page 6 of 8


        o The Company shall continue to pay your Base Salary and provide you with Benefits as provided in this Letter Agreement through the Employment Termination Date;

        o The Company shall have the right to terminate the tenancy established pursuant to the Lease Agreement by giving you written notice ("Tenancy Termination Notice") thereof during the said forty-five (45) day notice period, the termination of such tenancy to occur one hundred eighty (180) days following your receipt of such Tenancy Termination Notice; and

        o The non-competition provisions of Section 5 of this Letter Agreement shall continue in full force and effect for a period of time which shall end upon the earlier of July 31, 2010, or two (2) years following the Employment Termination Date.

    (d) Termination by the Company. The Company shall have the right to terminate the employment relationship established pursuant to this Letter Agreement at any time after the second Anniversary Date of the Term hereof (i.e., August 1, 2007) for any or no reason by giving you at least one hundred eight (180) days prior written notice notice ("Employer Termination Notice") thereof, which Employer Termination Notice shall set forth in the Employment Termination Date. In the event that the Company elects to terminate the employment relationship as set forth in this Section 10(d):

        o The Company shall continue to pay your Base Salary, Annual Bonuses as provided for in this Letter Agreement (including but not limited to a pro rata Annual Bonus for any fiscal year during which the Employment Termination Date occurs), and Benefits as provided in this Letter Agreement through the Employment Termination Date and for fifteen (15) months thereafter (hereinafter referred to as "Severance Period");

        o The Company shall have no right to terminate the tenancy established pursuant to the Lease Agreement;

        o The non-competition provisions contained in Section 5 of this Letter Agreement and Section 11 of the Asset Purchase Agreement (if such provision remains in force) shall terminate upon the earlier of: (a) the end of the Severance Period, or (b) any breach, violation or default by the Company of the provisions of this Letter Agreement or the Asset Purchase Agreement.

July 18, 2005
Page 7 of 8


11. NOTICES
    -------

Any notices required to be given under this Agreement shall, unless otherwise agreed to by you and the Company, be in writing and by certified mail, return receipt requested and mailed to the Company at its headquarters at 701-7 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410 or to you at your home address at 833 Wyomissing Road, Mohnton, Pennsylvania 19540.

12. WAIVER OR MODIFICATION
    ----------------------

No waiver or modification in whole or in part of this agreement or any term or condition hereof shall be effective against any party unless in writing and duly signed by the party sought to be bound. Any waiver of any breach of any provision hereof or right or power by any party on one occasion shall not be construed as a waiver of or a bar to the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

13. SEPARABILITY
    ------------

Any provision of this Letter Agreement including the non-competition or confidentiality sections which is unenforceable or invalid in any respect in any jurisdiction shall be ineffective in such jurisdiction to the extent that it is unenforceable or invalid without effecting the remaining provisions hereof which shall continue in full force and effect. The unenforceability or invalidity of any provision of the agreement in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. HEADINGS
    --------

The headings contained in this agreement are for convenience only and shall not affect, restrict or modify the interpretation of this Agreement.

15. CONTROLLING LAW
    ---------------

This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein and you agree to the exclusive jurisdiction and venue of the federal or state courts located in the State of Pennsylvania or other court of competent jurisdiction on any legal issues arising out of this contract and you agree that such judgments as rendered by Pennsylvania or other courts shall be transferable and binding in all other American courts of competent jurisdiction.

July 18, 2005
Page 8 of 8


16. UNPAID WAGES AND BENFITS
    ------------------------

The Company shall indemnify you for any liability which you may incur under the Pennsylvania Wage Payment and Collection Law, as amended ("Law") by reason of the failure of the Company or its wholly owned subsidiary, Mifflin Valley, Inc., to pay wages, benefits or other amounts referred to in the Law.

                                                LAKELAND INDUSTRIES, INC.


                                                By: /s/Christopher J. Ryan
                                                    ----------------------------
                                                       Christopher J. Ryan
                                                         CEO & President


AGREED AND ACCEPTED:


/s/Michael J. Gallen
----------------------------
Michael J. Gallen